Exhibit 10.11

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made as of the first day of October 2007, by and between Full Sptectrum Inc., a Delaware company (the “Company”), Choshen Israel Group (the “Purchaser”) and Menashe Shahar and Stewart Kantor (the “Founder(s)”).

WITNESSETH

WHEREAS the Company is in the business of developing, marketing and manufacturing a system which is described as broadband (highspeed) data communication system between one central point and one or many mobile or fixed points over licensed radio frequencies; and

WHEREAS the Purchaser desires to invest funds in the Company and purchase shares of common stock of the Company and the Company desires to issue such shares to the Purchaser, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Purchase and Sale of Stock

1.1         Sale & Issuance of Common Stock.

(a)          Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, up to 2,500,000 shares of common stock of the Company (the “Shares”), at a purchase price of $1.00 per share for an aggregate investment of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in accordance and subject to the terms and conditions herein (the “Purchase Price”), as noted below. The first $550,000 advanced of the Purchase Price shall be a loan bearing simple interest at 6% and maturing in 48 months.

(b) (i) upon the authorized execution and delivery of this Agreement and each of the instruments required hereunder (the “Initial Closing”), the Purchaser shall remit to the Company Two Hundred Thousand Dollars ($200,000), upon receipt of which the Company shall issue to the Purchaser 200,000 Shares; and

(ii) “Subsequent Closings” shall be as follows:

Investment		# Shares	Closing Date Later of	Milestone	Description
$400,000		400,000	12/1/2007	n/a
$100,000		100,000	02/01/08	n/a
$105,000		105,000	03/01/08	RF Section Testing Complete	RF Section Testing Complete
$300,000	*	300,000	04/01/08	Demo II	FullMax PtP operating in 930 MHz with 200 kHz and 400 KHz wide channels
$300,000	*	300,000	05/01/08	FullMax PtP System	FullMax PtP system fully tested against FullMax Specifications
$125,000		125,000	06/01/08	n/a
			07/01/08	FullMax MAC Demo	Demonstrate FullMax Point-to-Multipoint capability
$380,000	*	380,000	07/01/08	FCC Certification	Successful Completion of FullMax FCC Certification
$100,000		100,000	08/01/08	n/a
			08/01/08	FullMax NMS Demo	Demonstrate FullMax configuration management and status monitoring
$50,000		50,000	09/01/08	n/a
			09/01/08	FullMax Integration	Successful completion of FullMax system integration
$440,000		440,000	10/01/08 & completion Milestone	Commercial Shipments	Completion of the production of an initial batch of BSs and MSs
$2,300,000		2,300,000

* provided that if the milestone is not met then the Investment amount shall be reduced by $187,500 pending completion of milestone.

The Shares purchased pursuant to this Agreement shall sometimes be referred to as the "Purchased Shares".

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(c )         All Purchased Shares shall be issued and fully paid for upon payment of the Purchase Price as provided herein at the Initial Closing and each Subsequent Closing in immediately available funds to the account of the Company.

(d)          Upon the purchase and sale of the Purchased Shares at the Initial Closing, the Purchaser shall own that number of Shares which shall be equal to 3.845% of the Company’s total outstanding share capital on a fully diluted basis. Upon the purchase and sale of the entire amount of the Purchased Shares as provided for hereunder, the Purchaser shall own that number of the Ordinary Shares which shall be equal to 33-1/3% of the Company’s total outstanding share capital on a fully diluted basis.

1.2          Closings. The purchase and sale of the Purchased Shares at the Initial Closing shall take place at such time and place as the Company and the parties mutually agree upon orally or in writing. The purchase and sale of the Purchased Shares at each Subsequent Closing shall take place on the dates provided for or at such other time as the Company and the parties mutually agree upon orally or in writing (the “Initial Closing” and each “Subsequent Closing” may sometimes hereinafter be referred to as a “Closing”). Contemporaneous with the payment at a Closing of such portion of the Purchase Price as then required under the terms of this Agreement, the Company shall deliver to the Purchaser a certificate representing the Purchased Shares which the Purchaser is purchasing at such Closing..

1.3         Holdings Table. The table set forth in Schedule 1.3 reflects, on a fully diluted basis, the Company’s shareholdings upon the Initial Closing and each Subsequent Closing, assuming no other securities of the Company are issued.

1.4         Option. At any time up to eighteen months after the final milestone date set forth above (the “Milestones”) the Purchaser is granted the option to purchase up to 2,500,000 shares of Common Stock of the Company at a price per share of $1.00. The option may be exercised from time to time in whole or in part at Purchaser’s discretion.

1.5         Additional Financing. Until such time as any class of shares of the Company becomes subject to a registration statement filed in connection with the Company's sale of its shares to the public in a bona fide, firm commitment underwriting pursuant to a registration statement under the securities laws of any jurisdiction (the "Initial Public Offering" or "IPO"), in the event that the Company proposes to raise additional funds by way of an issuance of the Company’s securities, the Company shall first offer such securities to the Investor on the terms of such proposed financing.

2.           Representations and Warranties of the Company and Founders

The Company hereby represents and warrants to the Purchaser, and the Founders represents to the best of their knowledge, as of the date hereof (except as otherwise set forth in Schedule 2 with each number on Schedule 2 corresponding to the section number herein), as follows. The Company shall provide at each of the Subsequent Closings an officer’s certificate to the best knowledge of the Company confirming that there has been no Material Adverse Effect from time of last Closing.

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2.1           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties or financial condition of the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

2.2           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated thereby will have been duly and validly authorized by all necessary corporate action as of the Closings, no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application affecting the enforcement of creditors rights generally.

2.3           Capitalization. The authorized capital stock and the issued and outstanding shares of capital stock of the Company and the warrants, options and convertible securites of the Company as of the date hereof is set forth on Schedule 2.3. Except as set forth in this Agreement, no shares of Common Stock or any other security of the Company are entitled to preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

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2.4           Issuance of Securities. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind (other than any created by the Purchaser).

2.5           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the issuance of the Shares as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company's Certificate of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws). The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof.

2.6           Subsidiaries. The Company does not presently own or control,

directly or indirectly, any interest in any corporation, association, or business entity.

2.7           No Material Adverse Change. Since December 31, 2006 the Company has not experienced or suffered any Material Adverse Effect.

2.8           No Undisclosed Liabilities. Except as disclosed on Schedule 2.8, the Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise).

2.9           No Undisclosed Events or Circumstances. Since December 31, 2006, except as disclosed on Schedule 2.9, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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2.10         Title to Assets. The Company has good and valid title to all of its real and personal property reflected in Schedule 2.10, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Any leases of the Company are valid and subsisting and in full force and effect.

2.11         Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company

2.12         Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.

2.13         Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company has been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency. The presentation for the Company’s financial status set forth in Schedule 2.13 is in all material respects true, complete and correct and does not omit any material information.

2.14         Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

2.15         Disclosure. Neither this Agreement or its Schedules nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

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2.16         Intellectual Property. Any component of any invention, design, unique and novel feature, process, method, data, diagrams, computer programs, algorithm and any works of authorship necessary for the Company’s business (hereinafter the “Know-How”) has been made for the Company and, except as herein provided, the Company is the sole proprietor of all rights (including trade secrets and other rights) in the Know-How (hereafter the “Intellectual Property”).

(i) Schedule 2.16(i) contains a list of all of all applications and registered for patents and trade marks.

(ii) The Know-How was developed in its entirety by or on behalf of the Company or the Founder. Except as set forth in Schedule 2.16(ii), the Company is not a licensee in respect of any Intellectual Property and is not obligated or under any liability whatsoever to make any payments by way of royalties or fees to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof, or in connection with the conduct of the Company’s business.

(iii) Except as set forth on Schedule 2.16(iii), neither the Company nor the Founders have any knowledge of any communications alleging that it or they has or have violated or, by conducting the business of the Company would violate any of the patents, copyrights, trade secrets or other proprietary rights of any other person or entity, nor are the Founders or the Company aware of any infringement by them of any intellectual property or other right of any other person or entity.

(iv) The Company protects its proprietary rights in its information, products and operations, including the confidentiality of the Intellectual Property, through contractual obligations with its employees, contractors and other service providers. Any Know How developed or to be developed by any existing employee, contractor or other service provider as of the date hereof, shall unless otherwise determined by the Board, be the sole property of the Company.

2.17         Books and Records; Internal Accounting Controls. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

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2.18         Material Agreements. (i) the Company has performed all obligations required to be performed by it to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, to which it is a party and which are listed in Schedule 2.18 (the "Material Agreements") and (except for agreements listed in Schedule 2.20) there are no material agreements, instruments, contracts, to which the Company is a party or by which it is bound except as set forth in Schedule 2.18 (ii) the Company has not received any notice of default under any Material Agreement and, (iii) to the best of the Company's and Founders’ knowledge, the Company is not in default under any Material Agreement now in effect.

2.19         Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any person owning at least 5% of the outstanding capital stock of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

2.20         Employees. The Company does not have any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.20, the Company does not have any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Schedule 2.20 hereto contains an accurate and complete schedule of the names of the Company’s senior employees and other service providers, in each case noting such employee’s (or other service provider’s) starting date, summarizing such employee’s (or other service provider’s) duties and compensation terms (monthly salary and social benefits and the Company’s contribution). The Company has, or will have as of the Initial Closing, entered into confidentiality agreements with all of its employees. All inventions or developments made by employees and technical consultants of the Company in the course of their employment with the Company shall belong to the Company exclusively.

2.21         Absence of Certain Developments. Except as set forth in Schedule 2.21, since June 30, 2007, the Company has not:

-issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

-borrowed any amount in excess of $50,000 or incurred or become subject to any other liabilities in excess of $50,000 (absolute or contingent);

-discharged or satisfied any lien or encumbrance in excess of $50,000 or paid any obligation or liability (absolute or contingent) in excess of $50,000, other than current liabilities paid in the ordinary course of business;

-declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $10,000 individually or $20,000 in the aggregate;

-sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $10,000, except in the ordinary course of business;

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-sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $10,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or their representatives;

-suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business;

-made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

-made capital expenditures or commitments therefor that aggregate in excess of $10,000;

-entered into any material transaction, whether or not in the ordinary course of business;

-made charitable contributions or pledges in excess of $5,000;

-suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

-experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

-entered into an agreement, written or otherwise, to take any of the foregoing actions.

2.22         ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which is or would be materially adverse to the Company. As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

2.23         Dilutive Effect. The Company understands and acknowledges that its obligation to issue Shares in accordance with this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

3.          Representations and warranties of the Purchaser

The Purchaser hereby represents and warrants that:

3.1           Authorization: Ownership of Shares. All actions by the Purchaser, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations hereunder has been taken or will be taken prior to the execution of this Agreement, and this Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject only to laws affecting the rights and remedies of creditors. The Purchaser is duly organized and properly registered in the jurisdiction of its organization. The execution, delivery and performance of this Agreement will not violate any provision of the charter documents of the Purchaser, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of law, rule or regulation applicable to the Purchaser.

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3.2           No Registration. It acknowledges that the offer and sale of the Shares have not been registered under the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, (the “Securities Act”).

3.3           Acquisition for Investment Purposes. (a) All of the Shares will be acquired for the Purchaser’s own account and not on behalf of any other person or persons in a manner which would violate, or cause the violation of, any Securities Act, (b) all of the Shares will be acquired solely for investment and without any present view to, or for sale in connection with, any distribution thereof to any other persons, (c) the Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and (d) the Purchaser has consulted with its counsel, to the extent that it deemed necessary, and has not relied upon the Company or any officer, employee, consultant or representative thereof, for any explanation of the application of any securities or other law with regard to the Purchaser’s acquisition of the Shares.

3.4           The Purchaser had received an opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of its investment in the Company.

4.          Conditions of Purchaser’s Obligations at Closing

The obligations of the Purchaser under Subsection 1.1 of this Agreement are subject to the fulfillment on or before the Initial Closing and each subsequent closing of each of the following conditions:

4.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true, complete and correct in all material respects on and as of the date of each respective Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2           Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the execution of this Agreement.

4.3           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the respective closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.4        Opinion of Company General Counsel. The Purchaser shall have received from counsel for the company, an opinion, dated as of the Initial Closing, in form and substance reasonably satisfactory to the counsel to the Purchaser.

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4.5        Opinion of Company Patent Counsel. The Purchaser shall have received from counsel for the company, an opinion, dated on or about the Initial Closing, in form and substance satisfactory to the counsel to the Purchaser, specifying the status of the Company’s patent applications and registrations.

5.          Conditions of the Company’s Obligations at Closing

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Initial Closing and each subsequent closing of each of the following conditions by Purchaser:

5.1           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Initial Closings and each subsequent closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2           Payment of Consideration. Upon the satisfaction of the conditions set out in Section 4, the Purchaser shall have delivered the consideration specified in Section 1.1(b)(i).

6.          Covenants of the Company

6.1           Additional Financing. In the event that the Company proposes to raise additional funds by way of an issuance of the Company’s securities, the Company shall first offer such securities to the Purchaser on the terms of such proposed financing provided, further, that such rights shall lapse at the IPO and shall not apply to the IPO.

6.2           Use of Proceeds. The Company shall utilize the funds received from the Purchaser under this Agreement in the manner directed by the Board of Directors.

6.3           Appointment of Aboudi & Brounstein. Immediately upon the Initial Closing, the Company shall duly appoint Aboudi & Brounstein, Advocates, as the Company’s general counsel and, Aboudi & Brounstein shall be authorized to represent the Company in all matters provided that this provision shall not provide Aboudi & Brounstein, Advocates any rights as a third party beneficiary hereunder and the Company, upon the approval of the Board of Directors, shall have the right to appoint substitute or additional counsel

6.4           Bank Privileges. Immediately following the Initial Closing the Parties shall cause the Board to adopt a resolution whereby any and all bank checks or wires in the amount of (i) $15,000 or more shall require the joint signature of one Founder and one Purchaser representative and (ii) under $15,000 shall require the joint signature of both Founders.

6.5           Upon the Initial Closing the Company shall enter into an employment agreement with Gershon Tokayer in the form attached hereto in Schedule 6.5.

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7.          Directors

7.1           Makeup of the Board. Following the Initial Closing, the Board of Directors of the Company (hereinafter, the “Board”) shall be comprised of four (4) members. Subject to the provisions set forth herein, immediately following the Initial Closing, the Purchaser shall be entitled to designate two (2) members of the Board. The remaining two directors shall be the Founders. If either of the founders shall not be a director for any reason, the remaining Founder can appoint a director in his place, whose identity shall be subject to the reasonable approval of any one of the directors designated by the Purchaser.

7.2           The right to appoint a director herein shall include the right, as provided for in the Company's certificate of oncorpration and by laws, to dismiss and/or replace such director with a different appointee.

7.3           Major Decision. The Company may not take any actions which require the approval of the Board unless one of the directors designated by the Purchaser and one of the Founders consents thereto, provided, further, that such rights shall lapse at the time of the consummation of an initial public offering of the securities of the Company (the “IPO”):

Furthermore, the Company may not take any of the following actions unless one of the Board directors designated by each of the Purchaser and the Founder consents thereto; provided, that, the (i) Purchaser’s rights hereunder shall become effective on the Initial Closing and shall continue in effect until the later of (a) such time as the aggregate share holdings of the Purchaser falls below 25% of the outstanding shares of the Company, and (b) five years from the Initial Closing and (ii) the Founder’s rights hereunder shall become effective on the Initial Closing and shall continue in effect until such time as the aggregate share holdings of the Founders falls below 25% of the outstanding shares of the Company and, provided, further, that such rights shall lapse at the IPO:

(i) enter into any transaction with an "Interested Party", including, without limitation, any modification in an agreement between the Company and the Founder, or any agreement among such parties or a modification in the salary (not exceeding 5% per annum of then current salary) or terms of a director or officer of the company, and enter into any other type of transaction with an officer, director, key employee or shareholder of the Company and the granting of any bonuses to the Founders;

(ii) enter into any line of business, a change of its objectives, or a reorganization of its operations, where such business, objectives, operations do not form a part of the Company's current business, objectives or operations;

(iii) increase the authorized share capital of the Company and/or change the legal structure of the Company, including but not limited to, any split or subdivision of stock, the creation of new stock or separate classes of stock, the alteration of rights associated of rights associated with any class of stock, or the issue of any debenture or loan stock of the Company in an amount exceeding $25,000 per issue or aggregate of all such issues per year and any recapitalization or reduction in share capital of the Company or making any changes in the authorized capital stock of the Company, and/or any increase in the issued or outstanding Common Stock, or the issuance or authorization for issuance of any options, warrants or rights to acquire any capital stock of the Company;

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(iv) declaration of cash or share dividend;

(v) the merger, reorganization or consolidation of the Company or obligating itself to do so with or into any other entity;

(vi) sell or purchase any property, or contract or agree to sell or purchase any porperty, or abandon or remove any of the company's property, in one transaction or a series of transactions valued at over $25,000;

(vii) making or effecting any change in any accounting principles or practices of the Company or the method in which the books and records of the Company are maintained except as required by law, regulation or professional practice;

(viii) any transaction out of the Company's ordinary course of business;

(ix) Cessation of operations and/or voluntary winding up of business;

(x) borrow or encumber its assets in excess of the greater of (A) 25% of the consolidated book value of the assets of the Company or (B) $100,000 in one or a series of transactions in total, or grant any loan other than a loan to employee of the Company or any of its subsidiaries in an amount exceeding $20,000 in total;

(xi) change the number of the members of the Board of Directors;

(xii) the formation or acquisition of any subsidiary or entering into of any partnership;

(xiii) amend the certificate of incorporation or the by laws; or

(xiv) the termination or the retention of any officer.

7.4           Management of day-to-day Operations of the Business. Subject to the terms and conditions contained in this Agreement, Mr. Stewart Kantor, in his capacity as Chief Executive Officer of the Company and so long as his employment agreement with the Company continues in full force and effect, shall be responsible for the day-to-day operation of the Company.

8.          Undertakings of the Founders

8.1           Restriction of Transfer of Shares held by the Founders. Subject to the terms set forth in this Section 8.1 and in Section 8.2, commencing on the Initial Closing Date and continuing until the earlier of the (i) third (3rd) anniversary thereof or (ii) termination by the Company without cause of his employment agreement, the Founders shall not sell or otherwise dispose of any shares held by them. Thereafter, the Founders shall be permitted to sell or otherwise transfer, in any one (1) year period, no more than 15% of their shareholdings.

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8.2         Right of First Refusal

Until such time as any class of shares of the Company becomes subject to a registration statement filed in connection with the Company's sale of its shares to the public in a bona fide, firm commitment underwriting pursuant to a registration statement under the securities laws of any jurisdiction (the "Initial Public Offering" or "IPO"), a Founder in the company shall not be permitted, without prior and written permission of all the other shareholders in the company, to transfer to another his shares in the company except pursuant to the following provisions:

(a)  A Founder desirous of transferring to others the shares held by him, in whole or in part (hereinafter the "transferor") shall be obligated to offer them first to the other shareholders of the company, by giving notice in writing to the shareholders (hereinafter the "sale notice");

(b)  In the sale notice the transferor shall mention the number of shares he wishes to transfer (hereinafter the "offered shares"), the price forming the consideration for the offered shares, the name of the offeror and the other conditions of the sale.

(c)  The sale notice shall be irrevocable unless all the shareholders agree otherwise.

(d)  Each one of the shareholders may inform the transferor in writing within 10 days from the day of receipt of the sale notice as to his desire to buy the offered shares, in whole or in part, in the price and payment conditions as provided for in the sale notice (hereinafter the "purchase notice"). A shareholder who has submitted a purchase notice shall be referred to hereinafter as "buyer".

(e)   If by the end of the time referred to in sub-article (d) above no purchase notices have been received by the transferor or he has received purchase notices with respect to a total number of shares less than the number of the offered shares, no buyer shall be entitled to purchase any of the offered shares pursuant to his purchase notice and the transferor may, within 21 days from receipt of such notice, sell the offered shares, to the identified offeror at a price not less than the price mentioned in the sale notice and upon all other conditions not less favorable to the transferor than those provided for in the sale notice. If the transferor shall not transfer the offered shares as aforesaid, within the aforesaid 21 days, he shall be obligated, before selling the offered shares to another, to offer them again to the other shareholders in the company in accordance with the aforesaid procedure, and such procedure shall apply to any further offer.

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(f)  If there have been received purchase notices for a total number of shares equal to the number of offered shares, in that case every buyer shall buy the number of shares as mentioned in the purchase notice he has submitted.

(g)  If purchase notices shall have been received for a total number of shares greater than the number of offered shares, the buyers may acquire shares in a manner proportionate to the share capital of the company held by them at that time. However, no buyer shall be required to buy a greater number of shares than the number provided for in the purchase notice submitted by him.

(h)  In every one of the events referred to in subarticles (e), (f) and (g), the transferor shall send within 3 days after the last date for submission of purchase notices to each of the buyers, a notice accompanied by copies of all purchase notices received by the transferor of either non-acceptance of the offer pursuant to the sale notice or the acceptance thereof (hereinafter the "acquisition notice") that shall mention the number of shares that shall be acquired by each buyer.

(i)  After receipt of the acquisition notice each buyer shall purchase from the transferor, and the transferor shall sell and transfer to such buyer the number of shares referred to in such notice according to the terms of the sale notice. Upon transfer to the buyers such shares must be free and clear of any liens or encumbrances unless otherwise specified in the he sale notice. The transferor and such buyer shall each have all the remedies for breach of contract available under any applicable laws in connection with the transaction set forth in this Section.

(j)  Founders shall have the right to transfer their shares to spouse, brothers, sisters, partners and children without regard to the provisions of this Section 8.

(k)  Founders shall be entitled to transfer shares between themselves without regard to the provisions of this Section 8.

8.3          Employment of Founder. Upon the Initial Closing, the Founders shall enter into an employment agreement with the Company in the form attached hereto as Schedule 8.3.

8.4           Non Competition. Each of the Founders and the Purchaser (hereafter, the “Covenantor”) agree and undertake that for so long as it is a shareholder in the Company and for a two (2) year period following, Covenantor in any capacity whatsoever shall not engage in, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licenser, become financially interested in, be employed by or have any connection with, any business or venture that is engaged in any activities involving either (i) products similar or related to actual products then designed or produced or marketed by the Company or any of its subsidiaries or affiliates (ii) information, processes, technology or equipment that is similar or related to information, processes, technology or equipment in which the Company or any of its subsidiaries or affiliates then has a proprietary interest; provided, however, that the Covenantor may own any securities of any corporation which is engaged in any such business and is publicly owned and traded but in an amount not to exceed at any one time five percent of any class of stock or securities of such company, so long as it has no active role in the publicly owned or traded company as director, employee, consultant or otherwise.

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If any one or more terms contained in this Section 8.5 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

9.          Indemnification; Confidentiality

9.1          Obligation to Indemnify. The Company shall indemnify Purchasers (including its directors, officers, employees and agents) against, and hold such Purchasers harmless from, (a) any and all losses, costs, liabilities, damages and expenses resulting from, or arising out of or in connection with, any breach of any representation, warranty or covenant of the Company and/or Founder made in this Agreement or in any Schedule or Exhibit hereto, and (b) any and all actions, suits, proceeding, judgments, costs and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 9.

9.2          Limitations on Obligation to Indemnify.

(a)          The right of Purchasers under this Section 9 shall expire on the third (3rd) anniversary of the Initial Closing.

(b)          The liability of the Company under this Section 10 as to Purchaser shall not exceed the amount invested by the Purchaser in the Company at the time such indemnification is sought plus interest at the annual rate of eight (8%) percent for the period starting with the date of investment through the date of payment by the Company under this Section 9. The foregoing limitation shall not apply to willful misrepresentation.

10.         Consequences of Failing to Meet Milestones or Fund

10.1       If Purchaser fails, without cause, to complete any of the first three Subsequent Closings and invest at least $195,000 in the fourth Subsequent Closing by the required dates then, subject to the unanimous decision of the Founders, Purchaser shall forfeit the following rights:

(a) The Option to purchase additional Shares referenced in Section 1.4 above.

(b) The right to exercise the bank privileges referenced in Section 6.4 above.

(c ) The right to appoint two board members referenced in Section 7.1 above. However, the Purchaser shall be allowed to appoint one board member until such time as Purchaser’s fully diluted ownership of the Company, is less than 10%.

(d) The right to restrict transfer of Founders’ Shares referenced in Section 8 above.

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(e) The right to approve or disapprove any Major Decision as defined in Section 7.2 of the Agreement.

10.2         In the event that the Company fails to complete any of the first three milestones by the required date, (unless such failure is due to the failure, without cause, of the Purchaser to provide the Subsequent Investments) then subject to the decision of the Purchaser, the Company shall issue to the Purchaser upon each such failure to reach a milestone shares of Comon Stock equal to 4 % of the total shares of the Company on a fuly diluted baiss prior to the issuance.

As used in this section 10 ‘cause’ means the breach of a material term of this Agreement by the Company.

11.         Miscellaneous.

11.1       Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

11.2       Survival. The warranties, representations and covenants of the Company, and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

11.3       Successors and Assigns; Assignment Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns, of the parties. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of transferees of any Purchased Shares. Nothing in this Agreement, express or implied, is intended to confer upon successors and assigns any rights, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.4       Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to principles of conflict of laws thereof. Each of the Company, the Founder and the Purchaser hereby submits to the jurisdiction of the appropriate federal or state court sitting in such jurisdiction.

11.5       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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11.7       Notices. Any notice required or permitted to be given by a party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the other party. Notices will be deemed effective (i) three (3) Days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by facsimile and confirmed as set forth above. A copy of any notice shall be sent to the following addresses or siuch address as the parties may advise from time to time in accordance with this section:

Purchaser:

Choshen Israel Group

445 Central Ave.

Cedarhurst, NY

11516

Fax: 516-374-3361

With a copy to:

Aboudi & Brounstein, Law Offices

3 Gavish St.

Kfar Saba, Israel 44641

Fax: +972-9-764-4833

Company:

Full Spectrum Inc.

Founders:

Stewart Kantor
258 Iris Street
Redwood City, CA 94062

Menashe Shahar

1335 McKenzie Ave

Los Altos, CA 94024

+1-650-362-1861

11.8         Expenses. Irrespective of whether the Initial Closing is effected, the Company and the Purchaser shall each bear their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of the Agreement.

11.9         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

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11.10         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Menashe Shahar

By:

Title:
Stewart Kantor

Choshen Israel Group

By:

Title:

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Schedule 1.3

Holdings Table

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Schedule 2.3

Capitalization Table

Schedule 2.8

Undisclosed Liabilities

1.	The Company currently owes an estimated $35,000.00 to Perkins Coie LLP for services rendered and costs incurred, subject to adjustment to reflect the actual final bill. $25,000.00 of this amount shall be paid at the Initial Closing. The remainder shall be paid at the time of the first Subsequent Closing on December 1, 2007.

Schedule 2.10

Title to Assets

See Schedule 2.16(i) below.

Schedule 2.13

Company’s Financial Status

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Schedule 2.16(i)

Applications and Registered Patents and Trade Marks

1.	Data Overlay For Private Land Mobile Radio (PLMR) Systems Using Cognitive Radio Technology. Provisional Patent: 60/942,779

2.	Cognitive Frequency Hoping Scheme”. The patent number is US60/950,592.

Schedule 2.18

Material Agreements

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Schedule 2.20

Founders Employment Agreements

Schedule 2.21

Absence of Certain Developments

Schedule 6.5

Employment Agreement for Gershon Tokayer

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Exhibit A

Certificate of Incorporation

Exhibit B

Bylaws